UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

GSI COMMERCE, INC. (Exact name of registrant as specified in its charter)

Commission File Number:	0-16611

Delaware		04-2958132
(State or other jurisdiction of		(IRS Employer
incorporation)		Identification No.)

935 First Avenue, King of Prussia, PA 19406 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 15, 2007, at the 2007 Annual Meeting of Stockholders of GSI Commerce, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares of the Company’s common stock, par value $.01 per share, reserved and issuable under the 2005 Plan by 3,000,000 shares.

A summary of the 2005 Plan is contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 30, 2007 and is incorporated herein by reference. A copy of the 2005 Plan, as amended, is attached as Appendix A to such Definitive Proxy and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

10.1	2005 Equity Incentive Plan, as amended (incorporated herein by reference from Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 30, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By: /s/ Arthur H. Miller Arthur H. Miller Executive Vice President, General Counsel and Secretary

Dated: June 19, 2007

Exhibit Index

No. Description

10.1	2005 Equity Incentive Plan, as amended (incorporated herein by reference from Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 30, 2007).